Exhibit 99.1

Wabtec Reports Third Quarter 2020 Results;

Updates 2020 Guidance

•	Delivered Strong GAAP Cash Flow from Operations of $230 Million

•	Third Quarter Reported GAAP Earnings Per Share of $0.67; Adjusted EPS of $0.95

•	Third Quarter Reported GAAP Income from Operations of $207 Million (11.1% Margin); Adjusted Income from Operations of $293 Million (15.7% Margin)

•	On-track to deliver $150 Million Net Synergies in 2020

PITTSBURGH, October 29, 2020 – Wabtec Corporation (NYSE: WAB) today reported third quarter 2020 earnings per diluted share of $0.67 and adjusted earnings per diluted share of $0.95, versus earnings per diluted share of $0.48 and adjusted earnings per diluted share of $1.10 a year ago. Wabtec also updated its full-year guidance for sales in a range of $7.5 billion to $7.6 billion, GAAP earnings per diluted share to between $2.35 to $2.45, adjusted earnings per diluted share to between $3.75 and $3.85 and expects continued strong cash generation.

“Wabtec had a strong operational third quarter in the face of a challenging and dynamic environment,” said Rafael Santana, Wabtec’s president and chief executive officer. “Our team continued to deliver for our customers, while driving strong cash generation, aggressively reducing costs and executing on our $150 million net synergy targets for 2020.

“We are seeing signs of recovery across some of our international end-markets. While our North American OE markets are transitioning through trough, global freight volumes and equipment utilization continue to improve from the lows in the second quarter. Global transit service levels are also improving. These directional trends, along with our backlog and strong order pipeline are encouraging. The strength of our business portfolio, combined with the focused performance of our team, positions us well for a strong order recovery.”

2020 Financial Guidance

•

Wabtec updated its 2020 sales guidance to a range of $7.5 billion to $7.6 billion, GAAP earnings per diluted share guidance to between $2.35 to $2.45 and adjusted earnings per diluted share to between $3.75 to $3.85. The adjusted guidance excludes estimated expenses for restructuring, transaction and amortization expenses.

•

With cost actions and synergies stemming from the Wabtec and GE Transportation merger on-track, we expect to see a net synergy benefit of over $150 million in 2020. For full year 2020, Wabtec expects strong cash flow generation which includes approximately $170 million of cash outflows related to prior restructuring, transaction and litigation costs.

2020 Third Quarter Consolidated Results

•

Sales were $1.9 billion versus $2.0 billion in the same period a year ago. The decrease compared to the year-ago quarter was primarily driven by lower sales in Freight Services, Components, Digital Electronics, and Transit sales, offset somewhat by higher sales in Freight Equipment.

•

Income from operations was $207 million (11.1 percent of sales) and adjusted income from operations was $293 million (15.7 percent of sales), which was unfavorably impacted by lower sales in Freight and Transit primarily due to COVID-19 pandemic disruptions. Adjusted income from operations excluded pre-tax expenses of $87 million, of which $70 million is for non-cash amortization expense and $16 million is for restructuring and transaction costs (see reconciliation table).

•	Net interest expense was $46 million and other income (expense) was $14 million of income.

•	The reported and adjusted effective tax rate for the quarter was 26.7 percent.

•

Earnings per diluted share were $0.67 and adjusted earnings per diluted share were $0.95 (see reconciliation table). Adjusted earnings per diluted share excluded after-tax expenses of $0.28 as follows: $0.27 for non-cash amortization expense; $0.06 for transaction and restructuring, offset by $0.05 for foreign currency and interest gains (see reconciliation table).

•

EBITDA, which Wabtec defines as earnings before interest, taxes, depreciation and amortization was $337 million and adjusted EBITDA was $354 million. Adjusted EBITDA excluded pre-tax expenses of $16 million for transaction and restructuring costs (see reconciliation table).

2020 Third Quarter Freight Segment Results

•

Freight segment sales of $1.2 billion decreased by 7 percent from the year-ago quarter. The decrease was due to lower organic sales of $84 million and unfavorable changes in foreign currency exchange rates of $20 million, offset somewhat by $9 million of sales from acquisitions. Freight segment sales were primarily impacted by disruption due to the COVID-19 pandemic resulting from lower Services due to higher locomotive parking levels, lower demand for new freight car components and lower Digital Electronics sales, offset somewhat by higher deliveries of locomotives.

•

Freight segment income from operations was $160 million (or 12.9 percent of segment sales) and adjusted income from operations of $234 million (or 18.9 percent of segment sales). Freight segment adjusted income from operations decreased 17 percent from the year-ago quarter primarily driven by mix of lower Services sales and higher OE deliveries, offset somewhat by lower operating costs.

2020 Third Quarter Transit Segment Results

•

Transit segment sales of $628 million decreased by 6 percent from the year-ago quarter. The decrease was due to lower organic sales of $59 million, offset somewhat by favorable changes in foreign currency exchange rates of $18 million. Transit segment sales were negatively impacted by lower original equipment and after-market sales primarily related to the disruption caused by the COVID-19 pandemic.

•

Transit segment income from operations was $64 million (or 10.2 percent of segment sales) and adjusted income from operations was $75 million (or 12.0 percent of segment sales). Transit segment adjusted income from operations increased from the year-ago quarter by 21 percent as a result of continued improvement in operational performance and cost actions, offset somewhat by lower volumes as a result of the COVID-19 pandemic.

Cash Flow and Liquidity Summary

•	The company generated cash from operations of $230 million for the third quarter compared to cash provided by operations of $124 million in the year-ago quarter.

•

At quarter end, the company had cash and cash equivalents of $559 million and debt of $4.3 billion. At the quarter end, the company’s total available liquidity, which includes $559 million in cash and cash equivalents plus $1.3 billion available under current credit facilities, was $1.9 billion.

Backlog

At September 30, Wabtec’s total, multi-year backlog was $21.4 billion, about flat with backlog at June 30, 2020. The 12-month backlog was $5.2 billion at September 30, 2020.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10146787).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Visit: www.WabtecCorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements

Wabtec’s earnings release and 2020 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest, other expense and adjusted earnings per diluted share. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”), statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies from the GE Transportation merger; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of the GE Transportation merger, including as a result of integrating GE Transportation into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,865.1	$2,001.7	$5,532.4	$5,831.6
Cost of sales	(1,298.9)	(1,402.3)	(3,900.8)	(4,228.5)

Gross profit	566.2	599.4	1,631.6	1,603.1
Gross profit as a % of Net Sales	30.4%	29.9%	29.5%	27.5%
Selling, general and administrative expenses	(252.7)	(292.2)	(712.9)	(842.9)
Engineering expenses	(36.5)	(58.6)	(123.7)	(150.3)
Amortization expense	(70.3)	(79.5)	(211.6)	(172.9)

Total operating expenses	(359.5)	(430.3)	(1,048.2)	(1,166.1)
Operating expenses as a % of Net Sales	19.3%	21.5%	18.9%	20.0%
Income from operations	206.7	169.1	583.4	437.0
Income from operations as a % of Net Sales	11.1%	8.4%	10.5%	7.5%
Interest expense, net	(45.6)	(57.7)	(150.3)	(160.8)
Other income (expense), net	14.3	1.9	5.8	(4.1)

Income from operations before income taxes	175.4	113.3	438.9	272.1
Income tax expense	(46.9)	(22.7)	(113.4)	(82.6)
Effective tax rate	26.7%	20.0%	25.8%	30.4%
Net income	128.5	90.6	325.5	189.5
Less: Net loss attributable to noncontrolling interest	(0.4)	0.5	1.0	1.5

Net income attributable to Wabtec shareholders	$128.1	$91.1	$326.5	$191.0

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.67	$0.48	$1.71	$1.17

Diluted
Net income attributable to Wabtec shareholders	$0.67	$0.48	$1.71	$1.11

Basic	189.8	189.6	190.1	163.2

Diluted	190.2	191.5	190.6	172.2

Segment Information
Freight Net Sales	$1,237.3	$1,332.5	$3,743.0	$3,774.3
Freight Income from Operations	$160.2	$155.3	$463.4	$403.7
Freight Operating Margin	12.9%	11.7%	12.4%	10.7%
Transit Net Sales	$627.8	$669.2	$1,789.4	$2,057.3
Transit Income from Operations	$64.1	$52.9	$172.9	$175.4
Transit Operating Margin	10.2%	7.9%	9.7%	8.5%

Backlog Information (Note: 12-month is a sub-set of total)	September 30, 2020	June 30, 2020
Freight Total	$17,840.5	$17,969.8
Transit Total	3,541.9	3,432.8

Wabtec Total	$21,382.4	$21,402.6

Freight 12-Month	$3,626.7	$3,681.8
Transit 12-Month	1,557.6	1,648.9

Wabtec 12-Month	$5,184.3	$5,330.7

Appendix B

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In millions	September 30, 2020	December 31, 2019
Cash and cash equivalents	$559.3	$604.2
Receivables, net	1,433.5	1,663.9
Inventories	1,779.7	1,773.1
Current assets—other	163.7	150.9

Total current assets	3,936.2	4,192.1
Property, plant and equipment, net	1,603.7	1,655.8
Goodwill	8,366.1	8,360.6
Other intangibles, net	3,889.6	4,104.0
Other long term assets	648.8	631.7

Total assets	$18,444.4	$18,944.2

Current liabilities	$3,228.6	$3,258.0
Long-term debt	3,799.9	4,333.6
Long-term liabilities—other	1,363.5	1,359.0

Total liabilities	8,392.0	8,950.6
Shareholders’ equity	10,016.9	9,956.5
Non-controlling interest	35.5	37.1

Total shareholders’ equity	10,052.4	9,993.6

Total Liabilities and Shareholders’ Equity	$18,444.4	$18,944.2

Appendix C

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
In millions
Operating activities
Net income	$325.5	$189.5
Non-cash expense	303.0	295.5
Receivables	245.2	(32.3)
Inventories	7.8	58.7
Accounts Payable	(203.4)	(146.5)
Other assets and liabilities	(220.0)	202.8

Net cash provided by operating activities	458.1	567.7
Net cash used for investing activities	(119.9)	(3,109.8)
Net cash (used for) provided by financing activities	(360.8)	817.1
Effect of changes in currency exchange rates	(22.3)	(29.9)

Decrease in cash	(44.9)	(1,754.9)
Cash, cash equivalents, and restricted cash, beginning of period	604.2	2,342.3

Cash and cash equivalents, end of period	$559.3	$587.4

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Third Quarter-to-Date 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$1,865.1	$566.2	$(359.5)	$206.7	$(31.3)	$(46.9)	$128.5	$(0.4)	$128.1	$0.67
Restructuring & Transaction costs	—	4.7	11.7	16.4	—	(4.4)	12.0	—	12.0	$0.06
Non-cash Amortization expense	—	—	70.3	70.3	—	(18.8)	51.5	—	51.5	$0.27
Foreign Currency and Interest Gain	—	—	—	—	(12.8)	3.4	(9.4)	—	(9.4)	$(0.05)

Adjusted Results	$1,865.1	$570.9	$(277.5)	$293.4	$(44.1)	$(66.7)	$182.6	$(0.4)	$182.2	$0.95

Fully Diluted Shares Outstanding										190.2

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Q3 Year-to-Date 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$5,532.4	$1,631.6	$(1,048.2)	$583.4	$(144.5)	$(113.4)	$325.5	$1.0	$326.5	$1.71
Restructuring & Transaction costs	—	23.3	40.6	63.9	—	(16.4)	47.5	—	47.5	$0.25
Non-cash Amortization expense	—	—	211.6	211.6	—	(54.4)	157.2	—	157.2	$0.82
Foreign Exchange Loss	—	—	—	—	7.7	(1.9)	5.8	—	5.8	$0.03

Adjusted Results	$5,532.4	$1,654.9	$(796.0)	$858.9	$(136.8)	$(186.1)	$536.0	$1.0	$537.0	$2.81

Fully Diluted Shares Outstanding										190.6

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Third Quarter 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$2,001.7	$599.4	$(430.3)	$169.1	$(55.8)	$(22.7)	$90.6	$0.5	$91.1	$0.48
Restructuring, Transaction, & Litigation costs	—	28.4	40.1	68.5	3.6	(17.4)	54.7	—	54.7	$0.28
Non-cash Amortization expense	—	—	79.5	79.5	—	(19.2)	60.3	—	60.3	$0.31
One-time PPA	—	16.0	—	16.0	—	(3.9)	12.1	—	12.1	$0.06
Foreign Exchange Loss	—	—	—	—	2.4	(0.6)	1.8	—	1.8	$0.01
Tax on Transaction Costs	—	—	—	—	—	(7.7)	(7.7)	—	(7.7)	$(0.04)

Adjusted Results	$2,001.7	$643.8	$(310.7)	$333.1	$(49.8)	$(71.5)	$211.8	$0.5	$212.3	$1.10

Fully Diluted Shares Outstanding										191.5

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Q3 Year-to-Date 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$5,831.6	$1,603.1	$(1,166.1)	$437.0	$(164.9)	$(82.6)	$189.5	$1.5	$191.0	$1.11
Restructuring, Transaction, & Litigation costs	—	28.4	130.4	158.8	21.5	(43.6)	136.7	—	136.7	$0.79
Non-cash Amortization expense	—	—	172.9	172.9	—	(41.8)	131.1	—	131.1	$0.76
One-time PPA	—	185.0	—	185.0	—	(44.8)	140.2	—	140.2	$0.81
Foreign Exchange Loss	—	—	—	—	16.2	(3.9)	12.3	—	12.3	$0.07
Tax on Transaction Costs	—	—	—	—	—	16.0	16.0	—	16.0	$0.09

Adjusted Results	$5,831.6	$1,816.5	$(862.8)	$953.7	$(127.2)	$(200.7)	$625.8	$1.5	$627.3	$3.63

Fully Diluted Shares Outstanding										172.2

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$2,368.4	$674.9	$(448.8)	$226.1	$(51.4)	$(37.7)	$137.0	$(1.3)	$135.7	$0.71
Restructuring, Transaction, and Litigation costs	—	9.9	61.1	71.0	3.5	(18.0)	56.5	—	56.5	$0.29
Non-cash Amortization expense	—	—	65.5	65.5	—	(15.9)	49.6	—	49.6	$0.26
Foreign Exchange Loss	—	—	—	—	(2.7)	0.7	(2.0)	—	(2.0)	$(0.01)
Tax on Transaction Costs	—	—	—	—	—	(3.5)	(3.5)	—	(3.5)	$(0.02)

Adjusted Results	$2,368.4	$684.8	$(322.2)	$362.6	$(50.6)	$(74.4)	$237.6	$(1.3)	$236.3	$1.23

Fully Diluted Shares Outstanding										191.6

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter YTD 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$8,200.0	$2,278.0	$(1,614.9)	$663.1	$(216.3)	$(120.3)	$326.5	$0.2	$326.7	$1.84
Restructuring, Transaction, and Litigation costs	—	38.3	191.5	229.8	25.0	(61.6)	193.2	—	193.2	$1.08
Non-cash Amortization expense	—	—	238.4	238.4	—	(57.7)	180.7	—	180.7	$1.02
One-time PPA	—	185.0	—	185.0	—	(44.8)	140.2	—	140.2	$0.79
Foreign Exchange Loss	—	—	—	—	13.5	(3.2)	10.3	—	10.3	$0.06
Tax on Transaction Costs	—	—	—	—	—	12.5	12.5	—	12.5	$0.07

Adjusted Results	$8,200.0	$2,501.3	$(1,185.0)	$1,316.3	$(177.8)	$(275.1)	$863.4	$0.2	$863.6	$4.86

Fully Diluted Shares Outstanding										177.3

Appendix E

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2020 Q3 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$206.7		$14.3		$116.4		$337.4		$16.4		$353.8

Wabtec Corporation
2020 Q3 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$583.4		$5.8		$347.2		$936.4		$63.9		$1,000.3

Wabtec Corporation
2019 Q3 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$169.1		$1.9		$122.9		$293.9		$84.5		$378.4

Wabtec Corporation
2019 Q3 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$437.0		($4.1)		$285.4		$718.3		$343.8		$1,062.1

Appendix F

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

SALES BY PRODUCT LINE

(UNAUDITED)

	Three Months Ended September 30,
In millions	2020	2019
Freight Segment
Equipment	$355.3	$263.2
Components	208.2	248.7
Digital Electronics	161.0	185.5
Services	512.8	635.1

Total Freight Segment	1,237.3	1,332.5

Transit Segment
Original Equipment Manufacturer	$303.1	$309.9
Aftermarket	324.7	359.3

Total Transit Segment	627.8	669.2

	Nine Months Ended September 30,
In millions	2020	2019
Freight Segment
Equipment	$1,098.2	$1,061.7
Components	624.1	823.4
Digital Electronics	500.1	466.3
Services	1,520.6	1,422.9

Total Freight Segment	3,743.0	3,774.3

Transit Segment
Original Equipment Manufacturer	$817.4	$972.8
Aftermarket	972.0	1,084.5

Total Transit Segment	1,789.4	2,057.3

Appendix G

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2020	2019	2020	2019
Freight Segment Reported Income from Operations	$160.2	$155.3	$463.4	$403.7
Freight Segment Reported Margin	12.9%	11.7%	12.4%	10.7%
One-time PPA	—	16.0	—	185.0
Restructuring & Transaction costs	8.8	35.5	43.5	51.7
Non-cash Amortization expense	65.2	74.7	196.8	158.3

Freight Segment Adjusted Income from Operations	$234.2	$281.5	$703.7	$798.7

Freight Segment Adjusted Margin	18.9%	21.1%	18.8%	21.2%
Transit Segment Reported Income from Operations	$64.1	$52.9	$172.9	$175.4
Transit Segment Reported Margin	10.2%	7.9%	9.7%	8.5%
Restructuring & Transaction costs	5.9	4.3	13.3	7.3
Non-cash Amortization expense	5.1	4.8	14.8	14.6

Transit Segment Adjusted Income from Operations	$75.1	$62.0	$201.0	$197.3

Transit Segment Adjusted Margin	12.0%	9.3%	11.2%	9.6%